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                                                                     EXHIBIT 4.4



                              CERTIFICATE OF TRUST

                                       OF

                             SAFECO CAPITAL TRUST I

         This Certificate of Trust is being executed as of June 18, 1997 for the purposes of organizing a business trust pursuant to the Delaware Business Trust Act, 12 Del. C. Section Section 3801 et seq. (the "Act").

         The undersigned hereby certifies as follows:

         1. Name. The name of the business trust is "SAFECO Capital Trust I" (the "Trust").

         2. Delaware Trustee. The name and business address of the Delaware resident trustee of the Trust meeting the requirements of Section 3807 of the Act are as follows:

                          Chase Manhattan Bank Delaware
                          1201 Market Street
                          Wilmington, DE  19801

         3. Effective. This Certificate of Trust shall be effective immediately upon filing in the Office of the Secretary of State of the State of Delaware.
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         IN WITNESS WHEREOF, the undersigned, being all of the trustees of the
Trust, have duly executed this Certificate of Trust as of the day and year first above written.


                                       Chase Manhattan Bank Delaware, as
                                       Delaware Trustee


                                       By:  /s/ J.J. CASHIN
                                            -----------------------------------
                                       Name: John J. Cashin
                                             ----------------------------------
                                       Title: Vice President
                                              ---------------------------------


                                       ADMINISTRATIVE TRUSTEE

                                       By:  /s/ BOH A. DICKEY
                                            -----------------------------------
                                            Boh A. Dickey


                                       ADMINISTRATIVE TRUSTEE

                                       By:  /s/ R.A. PIERSON
                                            -----------------------------------
                                            Rodney A. Pierson

                                        ADMINISTRATIVE TRUSTEE


                                        By:  /s/ G.P. YONKER
                                             ----------------------------------
                                             George Yonker


                                        SAFECO CORPORATION, as sponsor

                                        By:  /s/ R.H. EIGSTI
                                             ----------------------------------
                                        Name: R.H. Eigsti
                                              ---------------------------------
                                        Title: Chairman
                                               --------------------------------